                                                                       EXHIBIT j

                          INDEPENDENT AUDITORS' CONSENT

The Board of Trustees and Shareholders
AIM Tax Exempt Funds:

We consent to the use of our reports dated May 1, 2000 and to the references to our firm under the heading "Financial Highlights" in the applicable Prospectuses and "Auditors" in the Statements of Additional Information.

/s/ KPMG LLP

Houston, Texas
May 30, 2001